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                                                                   EX-99.5A(c)
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
                    ACCELERATED BENEFIT RIDER

                    This rider is a part of the base policy whose
                    number is shown below. If not shown below,
                    the Rider Data is shown on the Policy Data
                    Page.
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RIDER DATA          BASE POLICY NUMBER
                    RIDER ISSUE DATE
                    RIDER EFFECTIVE DATE
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                    THIS IS A LIFE INSURANCE RIDER WHICH                RIDER. BENEFIT PAYMENTS MAY AFFECT
                    PAYS ACCELERATED DEATH BENEFITS AT                  YOUR ELIGIBILITY TO RECEIVE MEDICAID
                    YOUR OPTION UNDER CONDITIONS SPECI-                 AND OTHER GOVERNMENT BENEFITS OR
                    FIED IN THIS RIDER. THIS RIDER IS NOT               ENTITLEMENTS.
                    INTENDED TO PROVIDE HEALTH, NURSING
                    HOME, OR LONG-TERM CARE INSURANCE.                  BENEFITS PAID UNDER THIS RIDER MAY BE
                    CASH VALUES, LOAN VALUES, IF ANY,                   TAXABLE. YOU SHOULD CONSULT YOUR
                    AND DEATH BENEFITS WILL BE REDUCED                  PERSONAL TAX ADVISOR TO ASSESS THE
                    IF YOU RECEIVE BENEFITS UNDER THIS                  IMPACT OF THIS BENEFIT.
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DEFINITIONS         THE INSURED                                         The person insured under the base policy.
                    -------------------------------------------------------------------------------------------------
                    YOU, YOUR                                           The current owner of the base policy.
                    -------------------------------------------------------------------------------------------------
                    WE, US, OUR                                         Northwestern National Life Insurance Com-
                                                                        pany at its Home Office in Minneapolis,
                                                                        Minnesota.
                    -------------------------------------------------------------------------------------------------
                    WRITTEN, IN WRITING                                 A written request or notice, signed and dated,
                                                                        and received at our Home Office. The form
                                                                        and content of the request or notice must be
                                                                        acceptable to us. You may get forms for this
                                                                        purpose from us or from an NWNL agent.
                    -------------------------------------------------------------------------------------------------
                    POLICY                                              The base policy to which this rider is at-
                                                                        tached, including riders attached at time of
                                                                        issue and those agreed upon later.
                    -------------------------------------------------------------------------------------------------
                    ACCELERATED BENEFIT                                 The amount we will pay to you as described
                                                                        in this rider.
                    -------------------------------------------------------------------------------------------------
                    BENEFIT DATE                                        The date on which we approve your written
                                                                        request for an Accelerated Benefit.
                    -------------------------------------------------------------------------------------------------
                    ELIGIBLE DEATH BENEFIT                              The death benefit payable under the policy
                                                                        and any riders by reason of death of the In-
                                                                        sured, not reduced by policy loans, excluding
                                                                        accidental death benefit riders, decreasing
                                                                        term riders, and any death benefit that is
                                                                        within five years of its expiry date on the
                                                                        Benefit Date.
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LOGO                NORTHWESTERN NATIONAL LIFE INSURANCE                Executed at our
                    COMPANY                                             Home Office
                                                                        ---------------------------------------------
                    Box 20                                              John H. Flittie                President
                    Minneapolis                                         ---------------------------------------------
                    Minnesota 55440                                     /s/ John H. Flittie
                                                                        ---------------------------------------------
                                                                        Royce N. Sanner                Secretary
                                                                        ---------------------------------------------
                                                                        /s/ Royce N. Sanner
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     85-151                                                                                                 1  (9-95)
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
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DEFINITIONS         PHYSICIAN                                           A doctor of medicine or osteopathy legally
(continued)                                                             authorized to practice medicine and surgery
                                                                        by the state in which he or she performs such
                                                                        function or action. This person may not be
                                                                        you, the Insured, a beneficiary, or be related
                                                                        to you, the Insured or a beneficiary under the
                                                                        policy.
                    ---------------------------------------------------------------------------------------------------
                    TERMINAL ILLNESS                                    A non-correctable illness or physical condition
                                                                        that, with a reasonable degree of medical
                                                                        certainty, will result in the death of the In-
                                                                        sured in less than 12 months from the date
                                                                        of a written statement, in a form acceptable
                                                                        to us, by a Physician.
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BENEFITS            We will pay the Accelerated Benefit in a lump       1.
                    sum when we receive, during the lifetime of         The maximum Accelerated Benefit is 50% of
                    the Insured, written proof that the Insured has     the Eligible Death Benefit.
                    been diagnosed as having a Terminal Illness,
                    subject to the conditions and limitations de-       2.
                    scribed in this rider.                              The sum of the Accelerated Benefit under all
                                                                        policies and riders issued by us on the life of
                    You may choose the amount of Accelerated            the Insured may not exceed $250,000.
                    Benefit, subject to the following:
                                                                        3.
                                                                        The minimum Accelerated Benefit is
                                                                        $10,000.
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CONDITIONS          We will not pay the Accelerated Benefit until       to any death benefit required to pay off the
                    we receive proof of the Insured's Terminal Ill-     lien at the time of death. At our discretion,
                    ness and the following conditions have been         we may require written consent from a
                    met:                                                spouse, the Insured, other beneficiaries, or
                                                                        any other person whom we believe has a po-
                    1.                                                  tential interest in the proceeds of the policy;
                    We have received your written request for an        and
                    Accelerated Benefit in a form acceptable to
                    us;                                                 3.
                                                                        We have received an assignment form mak-
                    2.                                                  ing us assignee of the policy for the amount
                    We have received written consent from all           of the lien.
                    irrevocable beneficiaries waiving their rights
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LIMITATIONS         We will not pay the Accelerated Benefit:             4.
                                                                        If the policy is in force as either Extended
                    1.                                                  Term Insurance or Reduced Paid-Up Insur-
                    If either you or the Insured is required by a       ance;
                    government agency to use the Accelerated
                    Benefit in order to apply for, obtain, or other-    5.
                    wise keep a government benefit or                   If the policy is legally or equitably assigned,
                    entitlement;                                        except to us as security for the lien;

                    2.                                                  6.
                    If either you or the Insured is required by law     If any part of the death benefit under the
                    to use the Accelerated Benefit to meet the          policy is contestable;
                    claims of creditors, whether in bankruptcy or
                    otherwise;                                          7.
                                                                        If the policy is not in force or the death ben-
                    3.                                                  efit under the policy is not payable for any
                    If the Terminal Illness results from inten-         reason;
                    tionally self-inflicted injuries;
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
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LIMITATIONS         8.                                                  9.
(continued)         If the amount of the Accelerated Benefit, plus      If there has already been an Accelerated Ben-
                    the amount of all Accelerated Benefits on the       efit paid on this policy through this Acceler-
                    Insured from all policies issued by us, ex-         ated Benefit Rider.
                    ceeds $250,000; or
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EFFECT ON YOUR      The Accelerated Benefit will first be used to       est due. The remainder of the Accelerated
POLICY              repay any outstanding policy loans and inter-       Benefit will be paid to you.
                    -------------------------------------------------------------------------------------------------
                    BENEFITS PAID CREATE LIEN

                    The Accelerated Benefit plus accrued interest       ited to the excess of the cash value of the
                    from the date of payment will be a lien             policy over the amount of the lien;
                    against the policy and any riders that are part
                    of the Eligible Death Benefit. The initial          3.
                    amount of the lien will be the amount of the        You may not make any changes to the policy
                    Accelerated Benefit, plus any premiums or           which would reduce the proceeds payable at
                    payments due under the policy on the Benefit        death without written permission from us.
                    Date, plus an administrative charge not to          We reserve the right to require you to repay
                    exceed $300.                                        all or part of the lien before you make any
                                                                        changes to your policy; and
                    When there is a lien against your policy:
                                                                        4.
                    1.                                                  Any premiums or other payments required
                    The amount payable at the death of the In-          under the terms of the policy will continue to
                    sured under the policy will be reduced by the       be due and payable. Any premiums or other
                    amount of the lien;                                 payments required to keep the policy in force
                                                                        which are not paid by you will be paid by us,
                    2.                                                  and the amount of any such payments will be
                    Your access to the cash value of the policy         added to the amount of the lien. Interest will
                    through surrender, withdrawal, loan, or appli-      accrue on amounts added to the lien.
                    cation of nonforfeiture provisions will be lim-
                    ---------------------------------------------------------------------------------------------------
                    INTEREST RATE ON LIEN

                    Interest on the lien will accrue daily, and be      The interest rate accrued on the portion of the
                    added to the amount of the lien. The maxi-          lien which is equal to the cash value of the
                    mum interest rate used will not be more than        policy on the Benefit Date will never be more
                    the greater of the following:                       than the policy loan interest rate, if any,
                                                                        stated in the policy.

                    1.
                    The current yield on 90 day treasury bills; or      You may repay all or any portion of the lien
                                                                        during the lifetime of the Insured.
                    2.
                    The current maximum statutory adjustable            The lien, including interest on the lien, and
                    policy loan interest rate.                          any additions to the lien, will be repaid out
                                                                        of the proceeds of the policy.
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WRITTEN PROOF OF    Proof of Terminal Illness includes a written        You must obtain proof of the Insured's Ter-
TERMINAL ILLNESS    statement, in a form acceptable to us, from a       minal Illness at your own expense.
                    Physician. The written statement must state
                    that the Insured has a non-correctable illness      We reserve the right to get a second opinion,
                    or physical condition that, with a reasonable       at our expense, from a Physician we choose.
                    degree of medical certainty, will result in the     We may rely on the statement of the Physician
                    death of the Insured in less than 12 months         of our choice. The opinion of the Physician
                    from the date of the Physician's statement.         we choose will control in the event of
                    The written statement must give the Physi-          conflicting opinions.
                    cian's diagnoses of the non-correctable illness
                    or physical condition.
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    85-149                                                                                                 3
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
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TERMINATION         This rider ends:                                    4.
                                                                        When you ask us in writing to end this rider
                    1.                                                  and you repay any lien under this rider. In
                    When the Paid-Up Option of the policy is ex-        this case, we may ask that you return the
                    ercised;                                            policy and this rider so that we can endorse
                                                                        them. This rider will end on the first Monthly
                    2.                                                  Anniversary Date after we receive your writ-
                    When the policy is surrendered or ends;             ten request to end this rider.

                    3.
                    When the policy reaches its maturity date; or
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REINSTATEMENT       If the policy lapses, you can reinstate this        1.
                    rider if:                                           Give us proof of insurability for the Insured;
                                                                        and
                    1.
                    This rider was in effect when the policy            2.
                    lapsed; and                                         Pay a premium large enough to keep the pol-
                                                                        icy in force for at least 6 months.
                    2.
                    You reinstate the policy.                           The policy may be reinstated without this
                                                                        rider.
                    To reinstate this rider you must do both of
                    the following:
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AMENDMENTS          We may amend this rider so that it is in            your approval of these changes and obtain
                    compliance with all applicable laws, rules,         approval from any appropriate regulatory au-
                    regulations, interpretations, holdings and or-      thority.
                    ders. When required by law, we will obtain
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NONPARTICIPATING    This rider does not entitle you to participate
                    in our surplus.
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GENERAL PROVISIONS  All policy provisions apply to this rider, unless   increase any cash, loan, paid-up insurance, or
                    changed by this rider. The Incontestability         extended term insurance values of the base
                    Provision of the policy applies to this rider       policy.
                    from the Rider Issue Date. This rider does not
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     5156                                                                                                 4
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